EXHIBIT 10.27


[GRAPHIC OMITED]
JONES LANG
LASALLE


                                                Form of Agreement for SOP
                                                Unit Purchases Through the Stock
                                                Ownership Program (SOP)

                   LIM FUNDS CO-INVESTMENT PURCHASE AGREEMENT
                   ------------------------------------------
                                     (2006)
                                     ------

--------------------------------------------------------------------------------
NAME OF REGIONAL OR INTERNATIONAL DIRECTOR (PLEASE PRINT)
[To be eligible to sign this Agreement, the Director must have met the stock ownership guidelines under the Stock Ownership Program (SOP) and must be eligible to opt-out of SOP with respect to his or her 2005 bonus to be paid in 2006]

                                                                               %
-------------------------------------------------------------------------------
PERCENTAGE  (%)  OF SOP AMOUNT ELECTED TO BE USED TO ACQUIRE CO-INVESTMENT UNITS

                                                                               %
-------------------------------------------------------------------------------
REMAINING PERCENTAGE (%) OF SOP ELECTED TO BE PUT INTO RESTRICTED COMMON STOCK (WITH 25% UPLIFT)

[Please Note: The above two percentages must equal 100%. As many whole Units as possible will be purchased based on one Unit = US$1,000. Any remainder will be put into shares of Restricted Common Stock, rounded up to the nearest whole share]

To be completed by Global Human Resources Based on Above Elections:

US$
--------------------------------------------------------------------------------
TOTAL US DOLLAR AMOUNT OF INVESTMENT IN SOP UNITS (MINIMUM OF US$10,000)

--------------------------------------------------------------------------------
NUMBER OF WHOLE UNITS PURCHASED
(Number  of  Whole Units equals Total Dollar Amount of Investment / US$1,000 per
Unit)

     This LIM Funds Co-Investment Purchase Agreement (this Agreement) is dated as of February 17, 2006 and is made between Jones Lang LaSalle Incorporated (the Company) and the person whose name appears above, in his or her individual capacity (the Buyer or you).

INTRODUCTION: PURPOSE OF AGREEMENT; PRICE OF UNITS

     The Company, through a co-investment vehicle known as LaSalle Investment Company (LIC), has made investments of the Company's capital into certain of the real estate investment funds that have been established by the Company's subsidiary, LaSalle Investment Management, Inc., for its investor clients (the LIM Funds).

     The Company desires to provide its Regional and International Directors (collectively, the "Directors") with certain opportunities to make personal investments in the LIM Funds on an approximately proportionate basis with LIC in order to encourage retention of those key executives who view such an opportunity as an additional benefit of being employed by the Company.

     This Agreement applies to those Directors, one of whom is the Buyer, who were eligible to opt out of the Company's Stock Ownership Program (SOP) in respect of their 2005 bonuses payable in 2006 but have chosen to apply all or a portion of their SOP amount in order to make an investment in the LIM Funds. Accordingly, investments in the LIM Funds are being offered to the Buyer in whole units (Units), the price of which is US$1,000 per Unit, with a required minimum total investment of US$10,000. By this Agreement, the Buyer is directing the Company to apply up to one hundred percent (100%) of the amount that would otherwise have been applied to shares of restricted common stock under the Company's 2006 Stock Ownership Program (but expressly EXCLUDING the 25% uplift that would otherwise have been added to such common stock) in order to purchase Units. Units purchased under this Agreement are in addition to any units the Buyer may also be separately acquiring outside the SOP, to the extent permitted by the Company, under a separate agreement. Units purchased under this Agreement shall be called SOP Units.

     The Company intends to offer on an annual basis the opportunity to acquire additional units to employees who are Directors at the time of each offering through the SOP (but reserves the right not to do so in a particular year or to change the terms of an offering from one year to the next). This Agreement reflects the offering being made in 2006.

AGREEMENT TO PURCHASE INVESTMENT SECURITY; VESTING OF UNITS

     By this Agreement, the Company agrees to sell to the Buyer, who agrees to purchase from the Company, the total number of Units set forth at the beginning of this Agreement (the Investment), effective as of the date above.

     Upon (1) receipt by the Company from the Buyer of the total amount of funds set forth at the beginning of this Agreement, (2) the execution of this Agreement and its delivery by the Buyer to the Company and (3) the countersignature by the Company of this Agreement, a copy of which shall be returned to the Buyer, this Agreement shall constitute the certification of the Investment and may be used by the Buyer and the Company as the sole evidence thereof for all purposes.

     For all purposes, the Investment shall be considered a liability of the Company owed to the Buyer, who shall accordingly be deemed to be an unsecured general creditor of the Company with respect to the Investment. The Buyer understands that he or she will not be a direct investor in the LIM Funds themselves and therefore that in the event of the bankruptcy of the Company, the Buyer could lose the entire value of this investment even if the LIM Funds themselves remained solvent.

     Consistent with the terms of the SOP, one half of the SOP Units acquired under this Agreement shall vest on July 1, 2007 and the other half of the SOP Units acquired under this Agreement shall vest on July 1, 2008. The terms and conditions regarding the vesting and forfeiture of the SOP Units shall be governed by the SOP and shall be identical to the terms and conditions applicable to shares of restricted stock acquired under the SOP (including in connection with a change of control), the terms of which are incorporated herein by this reference. Once the Units have vested, they will remain the Buyer's if he or she leaves the Company, regardless of the circumstances. The Buyer does not have any rights to sell his or her Individual Units back to the Company in the event the Buyer leaves the Company for any reason, nor can the Company require the Buyer to sell them back.

     IN ORDER TO MAKE AN INVESTMENT IN UNITS, PLEASE RETURN THIS AGREEMENT, FULLY COMPLETED AND EXECUTED BY YOU, TO JONES LANG LASALLE GLOBAL HUMAN RESOURCES, AON CENTER, 200 EAST RANDOLPH STREET, CHICAGO, ILLINOIS 60601 USA, BY NO LATER THAN FEBRUARY 17, 2006. The Company will deduct from your annual bonus amount any funds you are investing in SOP Units.

INVESTMENT RETURN TO THE BUYER; INVESTMENT AND DISTRIBUTION OF CASH

     The Buyer and the Company agree that the investment return on the Investment to the Buyer, including without limitation with respect to the amount and timing of all cash distributions thereon, shall be determined by reference to the collective investments that LIC has made in the LIM Funds during calendar-year 2005. A complete list of those LIM Funds represented by the Units is set forth on Appendix A, indicating the percentage of each Unit that is represented by each separate LIM Fund. All payments to the Buyer in respect of the return on the Buyer's Investment shall approximate the internal rate of return that LIC receives from the LIM Funds.

     In its discretion and for ease of administration, the Company may accumulate cash distributions from the LIM Funds for up to one year prior to their collective disbursement at one time to you and all of the other Directors who have purchased Units. Any cash distributions received from the LIM Funds prior to the vesting of SOP Units will be retained by the Company until the SOP Units have vested, after which all such undistributed funds shall be paid over to you when the Company next makes a distribution.

     The Buyer understands that the decision about which LIM Funds to invest in, and how much to invest, has been made on behalf of LIC by the Jones Lang LaSalle Co-Investment Capital Allocation Committee in its sole discretion.

     Moreover, the Buyer further understands that the accounting treatment accorded to each of the LIM Funds, and the amount and timing of distributions from any of the LIM Funds, is within the discretion of the applicable LIM Fund and that the Buyer shall not be consulted or otherwise have any rights to participate in the determination of any such matters. The timing of distributions cannot be accurately predicted as of the date of this Agreement.

     The Buyer understands that all transactions with respect to the Investment shall be made in United States Dollars and that the Buyer shall be responsible for any diminution in the value of his or her Investment as the result of foreign currency exchange.

INFORMATION TO BE PROVIDED TO THE BUYER

     The Company has provided to the Buyer information with respect to the LIM Funds. While the Buyer continues to hold Units, the Company shall from time to time provide to the Buyer such reports with respect to the performance and other aspects of the LIM Funds as the Company may in its discretion deem appropriate. The Buyer understands that it shall have no rights to receive any additional information with respect to the LIM Funds beyond what is contemplated in the prior sentence.

REPRESENTATIONS  OF  THE  BUYER

     As a condition to acquiring the Investment, and with the understanding that the Company is willing to offer the Investment to the Buyer only on the condition that the Buyer makes certain representations and agreements, the undersigned Buyer hereby represents to the Company as follows:

     1. REGARDLESS OF MY COUNTRY OF CITIZENSHIP OR RESIDENCE, I meet the definition of an "accredited investor" for purposes of the United States
Securities  Act  of  1933  (the  Securities Act), which means that either (a) my
                                                                   ------
individual net worth, or joint net worth with my spouse, exceeds US$1,000,000 as of the date of this Agreement or (b) I had individual income in excess of
                                    --
US$200,000 in each of the two most recent years or joint income with my spouse in excess of US$300,000 in each of those years and, in either case, have a reasonable expectation of reaching the same income level in the current year. I make this representation regardless of my country of residence or citizenship. US Dollar amounts are based on the approximate exchange rates to applicable currencies at the time of this Agreement.

     2. (a) ONLY IF I AM A CITIZEN OR RESIDENT OF THE UNITED KINGDOM, I represent that that I meet the definition of a "high net worth individual" for purposes of Article 48 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which means that either (a) my individual net income for
                                         ------
the  2005  calendar year was  100,000 or more or (b) I held throughout the whole
                                              --
of the 2005 calendar year net assets of 250,000 or more. Net assets for these purposes do not include (i) property which is my primary residence or any loan secured on it, (ii) any rights I may have under a qualifying contract of insurance with the meaning of the Financial Services and

Markets Act 2000 (Regulated Activities) Order 2001 or (iii) any benefits (in the form of pensions or otherwise) which are payable on the termination of my service or on my death or retirement and to which I (or my dependents) are or may be entitled. I understand that the content of this offer has not been approved by an authorised person within the meaning of the Financial Services and Markets Act 2000 and that reliance on this offer may expose me to a significant risk of losing all of the funds invested. I further understand that this offer is exempt from the general restriction in Section 21 of the FSMA on the communication of invitations or inducements to engage in investment activity on the ground that it has been limited to certified high net worth individuals in the United Kingdom and that, if I have any doubt about the investment to which this offer relates, I should consult an authorised person specializing in advising on investments of this kind.

          (b) ONLY IF I AM A CITIZEN OR RESIDENT OF AUSTRALIA, I am not a "retail investor," which means that I have net assets of at least A$2,500,000 or
                                                                              --
gross income for each of the last two financial years of at least A$250,000. I understand that this document has not been and will not be lodged with the Australian Securities and Investments Commission. The offer is only made to those persons to whom disclosure is not required under Division 2 of Part 6D2 or
Part 7.9 of the Corporations Act 2001 and does not purport to be an offer of interests for which disclosure is required. In addition, the Fund is not a registered scheme as defined in the Corporations Act 2001.

          (c) IF I AM A RESIDENT OF A COUNTRY OTHER THAN THE UNITED STATES, THE UNITED KINGDOM OR AUSTRALIA, I acknowledge that I may be asked to make certain additional representations in order to be permitted to purchase the Units.

     3. I understand that this offer of Units is intended to be exempt from the prospectus and registration requirements in each jurisdiction in which the Company's Directors reside. I FURTHER UNDERSTAND THAT THIS AGREEMENT AND THE OFFERING OF UNITS HAVE NOT BEEN, AND WILL NOT BE, FILED WITH OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY SECURITIES COMMISSION OR SIMILAR REGULATORY AGENCY OF ANY STATE OR JURISDICTION IN ANY COUNTRY. ANY REPRESENTATION TO THE CONTRARY MAY BE A CRIMINAL OFFENSE.

     4. Given my position within the Company as a Director and my experience at the Company, with other employers and/or as a personal investor, I am a sophisticated investor with respect to securities generally and with respect to real estate and that, by reason of my business or financial experience, I am capable of evaluating the merits and risks of making the Investment and of protecting my own interest in connection with the purchase of the Investment. I have such information as I have deemed necessary concerning the Investment, and the business and financial condition of the Company, in order to make an informed decision regarding the Investment. I understand that the Company files various disclosure documents about its business and financial condition as required by the United States Securities and Exchange Commission (the SEC), all of which are available for my review at the website of the SEC at www.sec.gov or
                                                                  -----------
on  the  Company's website at www.joneslanglasalle.com.  In particular, the risk
                              ------------------------
factors
associated with the Company's business and with its co-investment activities in particular may be found within the Company's annual reports on Form 10-K.

     5. The Company has not given me any investment advice or rendered any opinion as to whether the Investment is prudent or suitable, and I acknowledge that I have independently and without reliance upon the Company, and based upon such information as I have deemed appropriate, made my own decision to purchase the Investment. I understand that making the Investment is not a condition to my continued employment with the Company and will have no effect on my employment status with the Company, nor does it create any rights to employment or constitute any type of employment contract.

     6. I, for myself and on behalf of my successors and/or assigns, hereby irrevocably forever release, discharge and waive any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees or damages of any kind (including, but not limited to, rights to rescind my purchase and any and all claims alleging violations of securities laws of any jurisdiction, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against the Company or any of its assets, advisors, subsidiaries or affiliates, including any and all of its present and/or past directors, officers, employees, fiduciaries, agents or attorneys, and their respective successors and assigns, that are based upon, arise from or in any way relate to or involve, directly or indirectly, the existence or substance of this Agreement or any other information provided to me in connection with the Investment, except only in the case of the Company's willful misconduct.

     7. I represent and agree that I am acquiring the Investment for my own account and for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or of any other securities law or regulation that may apply to me in any jurisdiction. I understand that the Units will not be registered under the Securities Act or qualified or registered under the securities laws of any jurisdiction. I understand that the reliance by the Company on exemptions from such registration and qualification is based, in part, on the Buyer's representations and other agreements set forth in this Agreement.

     8. I understand that the laws of some jurisdictions may prohibit or restrict the ability to use funds set aside in certain types of retirement plans in making investments similar to the Investment. I represent that I have obtained independent advice that such laws do not prohibit or restrict my ability to make the Investment or to perform and comply with the terms of this Agreement.

     9. I agree that I may not transfer the Units constituting the Investment to any person or entity except by will or the laws of descent and distribution after my death, nor may I pledge the Units as collateral or otherwise create any liens or encumbrances upon the Units. I understand that this means the Units are not a liquid investment and that I may not be able to use them to satisfy any personal short-term cash obligations that I may have.

     10. I understand and agree that the Company has no fiduciary obligations to me in connection with the Investment, which is solely a matter of contract pursuant to this Agreement.

MISCELLANEOUS

     1. The Buyer is responsible for the payment of all taxes (whether for income or otherwise) that may be imposed by his or her country of residence (or other applicable jurisdiction) and the Buyer acknowledges that the Company is giving the Buyer no advice in this regard. The Buyer will, to the extent he or she deems it necessary or advisable, consult with his or her personal tax advisor with respect to the tax consequences of the Investment. The Buyer releases the Company from any obligations to withhold or pay any taxes on the Buyer's behalf with respect to the Investment and shall indemnify the Company from any costs (whether due to the payment of taxes or otherwise) that the Company may incur as the result of a claim for taxes made by any taxing jurisdiction with respect to the Buyer's Investment. The Company does retain the right, however, in its discretion to withhold and pay such taxes on the Buyer's behalf as the Company may deem necessary in order to comply with any applicable laws.

     2. If the Company, based of its receipt of a legal opinion to that effect by a reputable law firm licensed to practice in the applicable jurisdiction, determines that the Investment by the Buyer under the terms of this Agreement would constitute the violation of the laws of any applicable jurisdiction by either the Buyer or the Company, then the Company may in writing declare this Agreement null and void, and of no legal force or effect, in which case the entire amount of the Investment shall be promptly returned to the Buyer by the Company without interest.

     3. In the event that all of the investments made by the Directors in respect of purchasing Units (whether under the 2006 SOP or otherwise) do not equal at least US$1,000,000, then the Company shall have the right to terminate this Agreement and promptly thereafter to return all of the funds previously delivered, without interest. In the event that all of the investments made by the Directors in respect of purchasing Units exceed US$5,000,000, then the Company reserves the right to proportionately reduce the amount of all investments by all Directors so that the total amount of the investments is reduced to US$5,000,000.

     4. The Buyer and the Company each agrees that this Agreement shall be binding upon and inure to the benefit of each of their respective successors and assigns.

     5. This Agreement may be executed separately in counterparts. A facsimile signature by either party to this Agreement shall be deemed to be an original for all purposes.

     6. In the event the Buyer leaves the employment of the Company, the Buyer agrees to provide the Company with notification of any address change so that the Company will remain able to forward future cash distributions to the Buyer in respect of his or her Units.

     IN  WITNESS  WHEREOF,  each  of  Jones  Lang  LaSalle  Incorporated, as the
Company, and the Buyer, have executed this Agreement as of the date first written above.

                                       JONES  LANG  LASALLE  INCORPORATED


                                       By:
                                          -------------------------------------
                                       Printed  Name:
                                                     --------------------------
                                       Its:
                                           ------------------------------------


                                       ----------------------------------------
                                                Signature of the Buyer

                                     APPENDIX A
                                     ----------


           LIM FUND               INVESTMENT CLASSIFICATION  PERCENTAGE OF TOTAL *
--------------------------------  -------------------------  ---------------------
French Fund II                           Opportunistic                17.0%

Income and Growth IV                       Value-add                  13.4%

German Retail Fund                         Value-add                  12.8%

LaSalle Euro Growth II                     Value-add                  10.8%

Canadian Income and Growth I               Value-add                   9.0%

Japan Logistics Fund                     Opportunistic                 8.0%

LaSalle Income & Growth III                Value-add                   7.4%

LaSalle London Office                      Value-add                   6.6%

LaSalle Asia Recovery Fund I             Opportunistic                 6.0%

CIJ Juarez Mexico                          Value-add                   5.6%

LaSalle Asia Opportunity Fund II         Opportunistic                 3.4%

  TOTAL                                                                100%

*Allocations are estimates at this time. Actual allocations will not be available until 2005 financial statements are available for each fund.